UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2024
 RenaissanceRe Holdings Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-0141974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Renaissance House, 12 Crow Lane, Pembroke, Bermuda         HM 19
(Address of Principal Executive Office)         (Zip Code)
(441) 295-4513
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report).
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, Par Value $1.00 per share	RNR	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a Series F 5.750% Preference Share, Par Value $1.00 per share	RNR PRF	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a Series G 4.20% Preference Share, Par Value $1.00 per share	RNR PRG	New York Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2024, Brian G. J. Gray, a member of the RenaissanceRe Holdings Ltd. (the “Company”) Board of Directors (the “Board”), announced his retirement from the Board effective November 6, 2024. Mr. Gray’s retirement did not involve any disagreement with the Company, the Company’s management or the Board.

In order to fill the vacancies on the Board created by Mr. Gray’s retirement, the Board has appointed Loretta J. Mester as a Class II director, effective November 6, 2024, to serve until the Company’s 2027 Annual General Meeting of Shareholders, or until her earlier resignation or removal. The Board has determined that Dr. Mester is independent in accordance with New York Stock Exchange rules and all other applicable laws, rules and regulations. Dr. Mester has been appointed by the Board to its Investment and Risk Management Committee.

In connection with her appointment, Dr. Mester will enter into a director retention agreement with the Company pursuant to the Form of Director Retention Agreement, which was previously filed as Exhibit 10.38 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, filed with the SEC on March 31, 2003, and which is incorporated herein by reference. The director retention agreement requires the Company to indemnify directors to the fullest extent permitted by Bermuda law, except in certain limited circumstances.

On November 6, 2024, the Corporate Governance and Human Capital Management Committee determined that, in accordance with the Company’s previously disclosed compensation program for non-employee directors, Dr. Mester will receive a prorated 2024 annual cash retainer of $62,500 cash and a grant of restricted stock with a fair market value of $165,000, vesting in three equal annual installments beginning on March 1, 2025. The restricted stock grant was made on November 6, 2024 pursuant to the Company’s First Amended and Restated 2016 Long-Term Incentive Plan ("2016 LTI Plan"), which was previously filed as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 28, 2022, Amendment Number One to the 2016 LTI Plan, which was previously filed as Exhibit 10.8(a) to the Company's Annual Report on Form 10-K for the period ended December 31, 2022, filed with the SEC on February 8, 2023, and the Form of Director Restricted Stock Agreement, which was previously filed as Exhibit 10.1(a) to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2016, filed with the SEC on July 27, 2016, each of which is incorporated herein by reference.

There are no transactions with related persons involving Dr. Mester and the Company which would require disclosure pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between Dr. Mester and any other person pursuant to which she was selected as a director.

The Company’s press release, issued November 6, 2024, announcing the retirement of Mr. Gray and the appointment of Dr. Mester is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit #    Description
99.1    Copy of the Company's press release, issued November 6, 2024.
104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.

Date:	By:	/s/ Shannon Lowry Bender
November 6, 2024		Shannon Lowry Bender
Executive Vice President, Group General Counsel and Corporate Secretary